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                                                                                                                         EXHIBIT 2.4

                         ORDINARY SHARE CERTIFICATE                                                              1320-02

                                                                  NUMBER OF
CERTIFICATE No.   ACCOUNT No.   TRANSFER No.          DATE     ORDINARY SHARES


                                                                                        AMARIN CORPORATION PLC
                             Amarin Corporation plc                                     ORDINARY SHARES OF POUND STERLING 1.00 EACH
(Incorporated under the Companies Act 1985 and registered in England and Wales with Registered Number 2353920)


                                                                                        The attached share certificate represents
                                                                                        your holding of Pound Sterling 1.00 Ordinary
THIS IS TO CERTIFY that the undermentioned is/are the Registered Holder(s) of           Shares in Amarin Corporation plc following
fully paid Ordinary Shares of Pound Sterling 1.00 each, in AMARIN CORPORATION           the Share Capital Consolidation (under which
PLC, subject to the Memorandum and Articles of Association of the Company.              shareholders received 1 New Ordinary Share
                                                                                        of Pound Sterling 1.00 each for every 10
                                                                                        existing ordinary shares of 10p each held on
                                                                                        the record date of 19 July 2002) approved at
                                                                                        the Annual General Meeting held on 19 July
                                                                                        2002.

NAME(S) OF HOLDER(S)                                NUMBER OF ORDINARY SHARES           YOUR EXISTING ORDINARY SHARE CERTIFICATE(S)
                                                                                        IS/ARE NO LONGER OF ANY VALUE AND MAY BE
                                                                                        DESTROYED.

          __________

           PROOF 2             GIVEN under the Securities Seal of the Company
           04-07-02
          _________

This certificate should be kept in a safe place. It will be needed when you sell or transfer the shares.
No transfer of any portion of this holding will be registered unless this certificate is deposited at the office of the Company's Registrar.
The Registrar's address is: Lloyds TSB Registrars, The Causeway, Worthing, West Sussex
BN99 6DA and the relevant reference for correspondence is No. 1320.

SMITH & OUZMAN - 49098 - 7/02 - YHC138(5)                                                             PLEASE DETACH THIS COUNTERFOIL
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